UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 20, 2019

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32461
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders.

On May 20, 2019, The St. Joe Company (the “Company”) held its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Company’s shareholders voted on (i) the election of six (6) director nominees (Proposal 1), (ii) the ratification of the appointment of GRANT THORNTON LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 3).  The results of the votes are set forth below.

Proposal 1

The shareholders voted in favor of the election of the following director nominees for a term of office expiring at the 2020 Annual Meeting of Shareholders and, in each case, until his successor is duly elected and qualified.

Director Nominee	For	Against	Abstain	Broker Non-Vote
Cesar L. Alvarez	30,586,370	19,126,203	35,530	7,892,166
Bruce R. Berkowitz	49,535,537	179,426	33,140	7,892,166
Howard S. Frank	37,461,269	12,249,747	37,087	7,892,166
Jorge L. Gonzalez	49,542,593	170,576	34,934	7,892,166
James S. Hunt	49,381,389	324,331	42,383	7,892,166
Thomas P. Murphy, Jr.	42,561,327	7,150,267	36,509	7,892,166

Proposal 2

The shareholders approved the ratification of the appointment of GRANT THORNTON, LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

For	Against	Abstain
57,448,070	65,294	126,905

Proposal 3

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
49,403,720	263,738	80,645	7,892,166

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE ST. JOE COMPANY

By:	/s/ Marek Bakun
Marek Bakun
Chief Financial Officer

Date:  May 22, 2019